UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

GIFTIFY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42206	45-2482974
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Woodfield Road, Suite 510 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 272-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GIFT	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2024, the registrant (“Giftify”), entered into a Securities Purchase Agreement and Strata Purchase Agreement with ClearThink Capital Partners, LLC (ClearThink Capital”). Under the terms of the Strata Purchase Agreement, ClearThink Capital has agreed to purchase up to $10 million of Giftify’s shares of common stock (the “Purchase Shares”) based on a series of request notices limited to the lesser of $1,000,000 or 500% of the average number of shares traded for the 10 trading days prior to the closing request date with the minimum purchase notice to be $25,000. Giftify will receive financing in an amount equal to 99% of the average of the closing prices of Giftify’s shares of common stock on the Nasdaq stock market during the Valuation Period that is defined as three business days preceding the purchase date with respect to a request notice. No purchase of Giftify shares of common stock will be made by ClearThink if its beneficial ownership of Giftify common stock exceeds 9.99% of the issued and outstanding shares of Giftify common stock. As a condition of the right of Giftify to commence sales of its Purchase Shares to ClearThink Capital under the Strata Purchase Agreement Giftify must issue to ClearThink Capital under the terms of the Securities Purchase Agreement 100,000 restricted shares of Giftify’s common stock and an effective registration statement covering the resale of the Purchase Shares.

Under the terms of the Securities Purchase Agreement, ClearThink Capital has agreed to purchase a total of 150,000 restricted shares of Giftify common stock in at an effective price of $1.3333 per share to be delivered to ClearThink Capital by book entry within seven calendar days following the two closing dates as follows: 75,000 restricted shares of Giftify common stock on December 16, 2024, and 75,000 shares of Giftify common stock within five days after the filing of the Prospectus Supplement underlying the Strata Purchase Agreement.

The foregoing description of the Strata Purchase Agreement and the Securities Purchase Agreement is qualified in its entirety by reference to the full text of those agreements, a copy of each of which is filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Strata Purchase Agreement, dated December16, 2024 between ClearThink Capital Partners, LLC and Giftify, Inc.
10.2	Securities Purchase Agreement, dated December 16, 2024 between ClearThink Capital Partners, LLC and Giftify, Inc.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2024	GIFTIFY, Inc.

	By:	/s/ Ketan Thakker
Ketan Thakker
President and CEO

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